EXHIBIT 10.7

English Translation
Specialty Retail Store Distribution Agreement

THIS AGREEMENT(“Agreement”) is made in Laifeng County, Hubei, PRC on this date of May 29, 2011, by and between Laifeng Anpulo (Group) Food Development Co., Ltd., (hereinafter referred to as “Party A”), and [●], whose Identity Card number is [●] (hereinafter referred to as “Party B”). (Party A and Party B shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”.)

Via friendly consultations, the Parties have agreed to jointly develop the market of pork meat in accordance with Applicable PRC laws and the provisions of this Agreement.

Hereby, the Parties agree as follows:

1. Cooperation

Party B operates the specialty retail store (No. [●]) located in Huayuan County.

2. Product Price

Party B shall conform to Party A’s retail pricing guideline which is made regularly based on the market conditions at the time.

3. Conditions of Cooperation & Method of Settlement

3.1 Security Deposit: RMB [●].
The security deposit refers to a penalty for Party B’s breach of agreement. In the event that Party B is liable for no debt or default until this Agreement expires, Party B is entitled to get a full refund; the security deposit will be deducted or not be refunded in the event that Party B breaches this Agreement.

3.2 Advance Payment: RMB [●].
In the event that the purchase amount is more than the advance payment, Party B shall make supplementary payment for the balance before accepting delivery of the goods.

3.3 Settlements:
Party B shall pay Party A on a daily basis according to the amounts of goods have been delivered, otherwise, Party A is entitled to stop delivery of goods.

4. Incentives

4.1 Methods: Except for carcass (a part of a pig) sales, Party B is entitled to get a discount as incentives at a rate of [●] of the total sales of pork sections monthly.

4.2 Party A shall pay Party B the aforesaid incentive before the 5th of the following month.

5. Party A’s Rights and Obligations

5.1 Party A shall conform to the relevant industry standards such as The Operating Procedures of Pig-slaughtering and the relevant hygiene standards. Party A shall promise not to produce or sell defective products.

5.2 Party A shall provide products in accordance with the specifications and requirements as agreed, and deliver the goods on time and ensure the stability of goods supply.

5.3 Party A shall organize a market supervision team to assist Party B to investigate the market price and trend, furthermore, the market supervision team is entitled to investigate the purchase and sales channels of Party B and implement the relevant default penalties to Party B in the event of any default to this Agreement.

5.4 Party A shall provide its designated packaging to Party B at cost price basing on Party B’s sales volumes.

5.5 Party A shall give prior notice to Party B in the event of any price adjustments.

6. Party B’s Right and Obligation

6.1 Party B is entitled to use signage and required to follow decoration guidelines provided by Party A for free. The cost of printing, making, displaying, decoration and other relevant costs shall be borne by Party B.

6.2 Within the validity of this Agreement, except for the carcass sales, the monthly sales of pork sections shall be no less than RMB [●], otherwise, Party A is entitled to terminate this Agreement.

6.3 Party B shall be subjected to the selling patterns and supervision of Party A, including guidelines of pricing, promoting, showcasing, supervising and so on.

6.4 Party B shall be responsible for his/her sales activities independently and shall be responsible for his/her own profits and losses.

6.5 Within the validity of this Agreement, Party B shall not purchase meat product from any supplier other than Party A. Party A is entitled to terminate this Agreement and the security deposit shall be forfeit as liquidated damages for any violation of the Article 6.5 of this Agreement.

6.6 During the process of selling, Party B shall not: a. purchase pork with pestivirus, disease, injected water and other defects and forged as Party A’s products; b. consign others to slaughter the live pigs and sell such pork in the specialty retail store without Party A’s consent; c. use the designated packaging of Party A for the pork purchased from other suppliers; d. undertake any behaviors damaging to Party A’s reputation and image.
Party A is entitled to claim for its loss through judicial ways and the security deposit shall be forfeit as liquidated damages for any violation of the Article 6.6 of this Agreement.

6.7 Party B shall report his/her sales plan of the day next to Party A before 4 P.M. of every day. Party B is liable for any loss due to any delay of such report.

6.8 Within the validity of this Agreement, Party B shall be responsible for his/her own tax payment arising from the specialty retail store, and such tax payment is irrelevant to Party A.

7. Goods Delivery and Transport

7.1 Party B shall accept delivery of the goods at the warehouse of Party A unless the payment of the goods is over RMB [●].

7.2 Party B shall perform inspection of the goods during acceptance. In the event of any query concerning the goods, Party B shall contact the sales principal of Party A, and Party A shall render its settlement opinions after quality test. Party B shall not reject the goods except in the case of quality defects concerning the goods. Party B shall be responsible for the goods after acceptance of goods.

7.3 Party B shall be responsible for unloading the goods. Party B shall take delivery of the goods from the warehouse of Party A by himself/herself in the event that the goods have not been unloaded for over 20 minutes following arrival at Party B’s location.

8. Force Majeure

Neither party shall be liable for any nonperformance or delayed performance arise from situations that are beyond the control of the Parties to this Agreement, and which are unforeseen, unavoidable or insurmountable (such as earthquakes, typhoons, floods, storms, other natural disaster and plague), such party shall be entitled delayed performance or partial performances in accordance with the extent of Force Majeure.

9. Settlement of Disputes

Parties hereto may revise or supplement through negotiation matters not mentioned herein. Both parties agree to use their best endeavours to resolve any dispute arising from or relating to this Agreement through amicable consultations or refer the dispute to the local Administration for Industry and Commerce for mediation. In the event that the Parties are unable to resolve such dispute through consultations or mediation, either party may file a suit to the court where Party A is located.

10. Miscellaneous

10.1 Term of Agreement: This Agreement shall commence on the date of [date] [month], [year], and expiring on [date] [month], [year]. Both parties may renew this Agreement within two months before the expiration of the term of this Agreement.

10.2 Party A shall refund Party B the full amount of security deposit in the event that Party B is liable for no debt or default until this Agreement expires.

10.3 This Agreement is made in duplicate and each party holds one copy. This Agreement will come into force upon signature and seal by both parties.

Party A(Seal)
Authorized representative (signature)

Party B
Authorized representative (signature)

Signing date: